UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS CREDIT OPPORTUNITIES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FS CREDIT OPPORTUNITIES CORP.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

SUPPLEMENT DATED JUNE 4, 2024

TO PROXY STATEMENT DATED MAY 17, 2024

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 8, 2024

On May 17, 2024, FS Credit Opportunities Corp. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for July 8, 2024 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of preferred shares outstanding as of the close of business on May 15, 2024, the record date for the Annual Meeting (the “Record Date”), as previously disclosed in the Proxy Statement.

The number of the Company’s preferred shares outstanding on the Record Date reported in the Proxy Statement inadvertently included 100,000 preferred shares outstanding.

The correct number of preferred shares outstanding on the Record Date is 300,000, all of which are entitled to vote at the Annual Meeting. Accordingly, the reference to 400,000 preferred shares on page 2 of the Proxy Statement is hereby replaced with 300,000 preferred shares.

This Supplement does not change or update any of the other disclosures contained in the Proxy Statement.